 As filed with the Securities and Exchange Commission on May 9, 2003.
                                                      Registration No. 033-51617



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                       POST-EFFECTIVE AMENDMENT NO. 2 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          PETROLEUM HELICOPTERS, INC.
             (Exact name of registrant as specified in its charter)

          LOUISIANA                                      72-0395707
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

             2001 SE EVANGELINE THRUWAY, LAFAYETTE, LOUISIANA 70508 (Address, including zip code, of Principal Executive Offices)

      PETROLEUM HELICOPTERS, INC. 1992 NON-QUALIFIED STOCK OPTION AND STOCK
                            APPRECIATION RIGHTS PLAN
STOCK OPTION AGREEMENT BETWEEN PETROLEUM HELICOPTERS, INC. AND JOHN H. UNTEREKER
                            (Full title of the plans)

                                LANCE F. BOSPFLUG
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           PETROLEUM HELICOPTERS, INC.
                           2001 SE EVANGELINE THRUWAY
                           LAFAYETTE, LOUISIANA 70508
                                 (800) 235-2452
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             ANTHONY J. CORRERO, III
            CORRERO FISHMAN HAYGOOD PHELPS WALMSLEY & CASTEIX, L.L.P.
                       201 ST. CHARLES AVENUE, 46TH FLOOR
                        NEW ORLEANS, LOUISIANA 70170-4600


                                 DEREGISTRATION

         In accordance with the undertaking contained in Item 9(a)(3) of Part II of this Registration Statement No. 033-51617, the Registrant hereby files this Post-Effective Amendment No. 2 to remove from registration all of the securities registered under this Registration Statement, which remain unsold at the termination of the offering.

         The Registrant hereby removes from registration 34,000 shares of common stock registered pursuant to this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on May 9, 2003.

                                       PETROLEUM HELICOPTERS, INC.

                                       By: /s/ Lance F. Bospflug
                                           -------------------------------------
                                           Lance F. Bospflug
                                           President and Chief Executive Officer


           Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                               Title                                            Date
             ---------                                               -----                                            ----
  /s/ Lance F. Bospflug                         President, Chief Executive Officer and Director                    May 9, 2003
 -------------------------------                          (Principal Executive Officer)
      Lance F. Bospflug


  /s/ Michael J. McCann                                     Chief Financial Officer                                May 9, 2003
 -------------------------------         (Principal Financial Officer and Principal Accounting Officer)
      Michael J. McCann


  /s/ Al A. Gonsoulin                                  Chairman of the Board and Director                          May 9, 2003
 -------------------------------
      Al A. Gonsoulin


  /s/ Arthur J. Breault, Jr.                                        Director                                       May 9, 2003
 -------------------------------
      Arthur J. Breault, Jr.


  /s/ C. Russell Luigs                                              Director                                       May 9, 2003
 -------------------------------
      C. Russell Luigs


  /s/ Richard H. Matzke                                             Director                                       May 9, 2003
 -------------------------------
      Richard H. Matzke


  /s/ Thomas H. Murphy                                              Director                                       May 9, 2003
 -------------------------------
      Thomas H. Murphy




                                  END OF FILING